As filed with the Securities and Exchange Commission on April 23, 2015

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121-1714
(Address of principal executive offices)	(Zip Code)

AMENDED AND RESTATED QUALCOMM INCORPORATED
2001 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Steven M. Mollenkopf
Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121-1714
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee[4]
Amended and Restated QUALCOMM Incorporated 2001 Employee Stock
Purchase Plan, Common Stock, Par Value $0.0001	25,000,000	$67.46	$1,686,500,000	$195,971

1.	The securities to be registered include rights to acquire Common Stock.

2.	Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3.
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on April 17, 2015, as reported on the NASDAQ Global Select Market.

4.
The additional shares to be registered by QUALCOMM Incorporated (the “Registrant” or the “Company”) on this Form S-8 Registration Statement under the Amended and Restated Qualcomm Incorporated 2001 Employee Stock Purchase Plan include 25,000,000 newly authorized shares.

TABLE OF CONTENTS

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURE
EXHIBIT INDEX
EX-5
EX-23.2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The contents of the Registration Statements on Form S-8 listed below are incorporated by reference herein.
Registration Statements filed with respect to the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (SEC File No. 333-173184 filed March 30, 2011; SEC File No. 333-150423 filed April 24, 2008; SEC File No. 333-103497 filed February 28, 2003; and SEC File No. 333-60484 filed May 8, 2001).

Item 8. Exhibits
See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 22, 2015.

QUALCOMM Incorporated

By:	/s/ Steven M. Mollenkopf
Steven M. Mollenkopf
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Steven M. Mollenkopf and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven M. Mollenkopf	Chief Executive Officer and Director	April 22, 2015
Steven M. Mollenkopf	(Principal Executive Officer)

/s/ George S. Davis	Executive Vice President and Chief Financial Officer	April 22, 2015
George S. Davis	(Principal Financial Officer)

/s/ John F. Murphy	Senior Vice President and Chief Accounting Officer	April 22, 2015
John F. Murphy	(Principal Accounting Officer)

/s/ Barbara T. Alexander	Director	April 22, 2015
Barbara T. Alexander

/s/ Donald G. Cruickshank	Director	April 22, 2015
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	April 22, 2015
Raymond V. Dittamore

/s/ Susan Hockfield	Director	April 22, 2015
Susan Hockfield

/s/ Thomas W. Horton	Director	April 22, 2015
Thomas W. Horton

/s/ Paul E. Jacobs	Chairman	April 22, 2015
Paul E. Jacobs

/s/ Sherry Lansing	Director	April 22, 2015
Sherry Lansing

/s/ Harish Manwani	Director	April 22, 2015
Harish Manwani

/s/ Duane A. Nelles	Director	April 22, 2015
Duane A. Nelles

/s/ Clark T. Randt, Jr.	Director	April 22, 2015
Clark T. Randt, Jr.

Signature	Title	Date

/s/ Francisco Ros	Director	April 22, 2015
Francisco Ros

/s/ Jonathan J. Rubinstein	Director	April 22, 2015
Jonathan J. Rubinstein

/s/ Brent Scowcroft	Director	April 22, 2015
Brent Scowcroft

/s/ Marc I. Stern	Director	April 22, 2015
Marc I. Stern

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 18, 2012.

4.2	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2012.
4.3
Amended and Restated Rights Agreement dated as of September 26, 2005 between the Company and Computershare Trust Company, N.A., as successor Rights Agent to Computershare Investor Services LLC is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.4
Amendment dated as of December 7, 2006 to the Amended and Restated Rights Agreement dated as of September 26, 2005 between the Company and Computershare Trust Company, N.A., as successor Rights Agent to Computershare Investor Services LLC is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2006.

5	Opinion re Legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1
Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.128 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 22, 2015.